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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to incorporation by reference in Amendment No. 2 to the registration statement of Cypress Bioscience, Inc. (formerly IMRE Corporation) on Form S-3 (Form S-3 No. 333-01071) of our report dated March 15, 1994, on our audit of the consolidated statements of operations, cash flows and stockholders' equity of IMRE Corporation for the year ended December 31, 1993 included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ Coopers & Lybrand L.L.P.


Seattle, Washington
May 1, 1996